Exhibit 97.1 Originating Department: Legal Approved By: Board of Directors of Krispy Kreme, Inc. Date Issued: September 22, 2023 Supersedes: June 21, 2021 CLAWBACK POLICY

1 CLAWBACK POLICY Background The Board of Directors (the “Board”) of Krispy Kreme, Inc. (the “Company”) has adopted, based on the recommendation of the Remuneration & Nomination Committee of the Board (the “Committee”), this Krispy Kreme, Inc. Clawback Policy (this “Policy”). It is the intention of the Board that this Policy be interpreted and administered in a manner consistent with applicable laws and regulations and Nasdaq listing requirements. In the event of a conflict between this Policy and such laws, regulations, and listing requirements, the applicable laws, regulations, and listing requirements shall govern. This Policy applies to awards of Incentive-Based Compensation received on or after October 2, 2023, by current and former Executive Officers of the Company. The Krispy Kreme, Inc. Clawback Policy adopted on June 21, 2021 shall apply to awards of Incentive-Based Compensation received before October 2, 2023. Definitions “Executive Officer” means the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policymaking functions for the Company. Executive officers of the Company’s subsidiaries are deemed Executive Officers of the Company if they perform such policymaking functions for the Company. The Company’s Executive Officers are those officers who are listed in the Company’s Annual Report on Form 10-K. “Excess Incentive-Based Compensation” means the amount of Incentive-Based Compensation received by a current or former Executive Officer that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had the amount of such Incentive-Based Compensation been determined based on the accounting restatement, computed without regard to taxes paid by the Executive Officer. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Excess Incentive-Based Compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, Excess Incentive-Based Compensation means a reasonable estimate of the effect of the accounting restatement on the applicable Financial Reporting Measure. “Financial Reporting Measure” means any measure that is determined and presented in accordance

2 with the accounting principles used to prepare the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return metrics are also Financial Reporting Measures. For the avoidance of doubt, a Financial Reporting Measure need not be presented in the Company’s financial statements or included in a filing with the U.S. Securities and Exchange Commission. “Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. “Lookback Period” means the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. For purposes of this definition, the date on which the Company is required to prepare an accounting restatement shall be deemed to be the earlier of (a) the date the Company’s Board, a committee of the Board, or the officer(s) of the Company authorized to take such action (if Board action is not required) concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement; and (b) the date a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement. “Nasdaq” means Nasdaq Global Select Market or any other securities exchange upon which the Company’s common stock trades. Recoupment for an Accounting Restatement The Company shall recover reasonably promptly any Excess Incentive-Based Compensation in the event that the Company is required to restate its financial statements due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error (i) in previously issued financial statements that is material to the previously issued financial statements or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The preceding sentence shall apply to Excess Incentive-Based Compensation received by any current or former Executive Officer: (a) after beginning service as an Executive Officer; (b) who served as an Executive Officer at any time during the performance period for the applicable Incentive-Based Compensation; (c) while the Company has a class of securities listed on a national securities exchange or a national securities association; and (d) during the Lookback Period. For purposes of this paragraph, Incentive- Based Compensation is deemed “received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period. Notwithstanding the foregoing, if the Committee makes a determination that recovery would be impracticable, and one of the following enumerated conditions is satisfied, the Company need not recover such Excess Incentive-Based Compensation. • Expenses Exceed Recovery Amount: If the direct expense to be paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered; provided, however, that the Company must make a reasonable attempt to recover the Excess Incentive-Based Compensation and document such attempt(s) prior to the Committee’s determination that recovery would be impracticable. The Company must provide documentation evidencing the attempt(s) to Nasdaq consistent with Nasdaq listing standards.

3 • Recovery Would Violate Home Country Law: If recovery would violate home country law where that law was adopted prior to November 28, 2022; provided, however, that the Company must obtain an opinion of home country counsel, in a form acceptable to Nasdaq, that recovery would result in such violation. The Company must provide the opinion to Nasdaq consistent with Nasdaq listing standards. • Recovery Would Violate ERISA Anti-Alienation Provisions: If recovery would likely cause an otherwise tax-qualified plan, under which benefits are broadly available to employees of the Company, to fail to meet the anti-alienation provisions of the Employee Retirement Income Security Act of 1974, as amended, contained in 26 U.S.C. § 401(a)(13) or 26 U.S.C. § 411(a), and regulations promulgated thereunder. Method of Recoupment The Committee shall have the sole discretion and authority to determine the means, timing (which shall in all circumstances be reasonably prompt) and any other terms by which any recoupment required by this Policy shall occur and impose any other terms, conditions or procedures (e.g., the imposition of interest charges on un-repaid amounts) to govern the current or former Executive Officer’s repayment of Excess Incentive-Based Compensation. The means of recoupment may include, without limitation (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method permitted by applicable law or contract. Other Policy Terms Any applicable award agreement, plan or other document setting forth the terms and conditions of any Incentive-Based Compensation covered by this Policy shall be deemed to (a) incorporate this Policy by reference and (b) be governed by the terms of this Policy in the event of any inconsistency with the terms of the Incentive-Based Compensation. Acceptance of any Incentive-Based Compensation by an Executive Officer shall be deemed to include acceptance of this Policy. Any recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights that may be available to the Company or its affiliates under applicable law, including, without limitation: (a) terminating the employment of an Executive Officer; (b) adjusting the future compensation of an Executive Officer; or (c) authorizing legal action or taking such other action to enforce an Executive Officer’s obligations to the Company or its affiliates as it may deem appropriate in view of all of the facts and circumstances surrounding the particular case. Incentive-Based Compensation and other compensation paid to employees of the Company and its affiliates may also be subject to other recoupment or similar policies, and this Policy does not supersede any such other policies. However, in the event of any conflict or duplication between any such policy and this Policy, this Policy shall govern and take precedence. Executive Officers shall not be entitled to any indemnification by or from the Company or its affiliates with respect to any amounts subject to recoupment pursuant to this Policy.

4 This Policy is made, and actions taken hereunder shall be governed by and construed, in accordance with the laws of North Carolina, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Claims or disputes under this Policy are subject to the exclusive jurisdiction and venue of the federal or state courts of North Carolina. Administration The Board has delegated the administration of this Policy to the Committee. The Committee is responsible for monitoring the application of this Policy with respect to all Executive Officers. The Committee shall have the sole authority to review, interpret, construe, and implement the provisions of this Policy and to delegate to one or more Executive Officers and/or employees certain administrative and record-keeping responsibilities, as appropriate, with respect to the implementation of this Policy; provided, however, that no such action shall contravene the federal securities laws or Nasdaq rules. Any determinations of the Board or the Committee under this Policy shall be binding on the applicable individual. The Board may amend, modify, or change this Policy, as well as any related rules and procedures, at any time and from time to time as it may determine, in its sole discretion, is necessary or appropriate.